EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002




         In connection with the Quarterly Report of Columbus McKinnon Corporation (the "Company") on Form 10-Q for the period ending September 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned does hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated:  November 12, 2003
        -----------------



                                             /S/ TIMOTHY T. TEVENS
                                             --------------------------------
                                             Timothy T. Tevens,
                                             Chief Executive Officer

                                             /S/ ROBERT L. MONTGOMERY JR.
                                             --------------------------------
                                             Robert L.  Montgomery, Jr.
                                             Chief Financial Officer